                                                                   EXHIBIT 23(A)

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of The NWNL Companies, Inc. on Form S-4 of our reports dated February 8, 1994, (which expresses an unqualified opinion and includes an explanatory paragraph relating to a change in the Company's method of accounting for income taxes by adopting the provisions of Financial Accounting Standards Board's Statement of Financial Accounting Standard No. 109, ACCOUNTING FOR INCOME TAXES, in 1993, and the adoption of the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 106, EMPLOYERS' ACCOUNTING FOR POSTRETIREMENT BENEFITS OTHER THAN PENSION, in 1993), appearing in and incorporated by reference in the Annual Report on Form 10-K of The NWNL Companies, Inc. for the year ended December 31, 1993 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                          DELOITTE & TOUCHE

Minneapolis, Minnesota
December 1, 1994